Gates Industrial Reports Record Second-Quarter 2018 Results, Raises Guidance
Denver, CO, August 1, 2018
Second-Quarter 2018 Highlights

▪	Net sales up 13.8% year-over-year to $875.1 million, a quarterly record.

▪
Net income attributable to shareholders of $85.6 million, or $0.29 per diluted share, compared to prior-year quarter net income attributable to shareholders of $0.5 million, or $0.00 per diluted share.

▪	Adjusted Net Income of $112.1 million, or $0.38 per diluted share.

▪	Record quarterly Adjusted EBITDA of $204.9 million and Adjusted EBITDA margin of 23.4%.

▪	Increasing full-year 2018 guidance.

Gates Industrial Corporation plc (NYSE:GTES), a leading global provider of application-specific fluid power and power transmission solutions, today reported results for the second quarter ended June 30, 2018.

Ivo Jurek, Gates Industrial’s Chief Executive Officer, commented, “Our solid execution provided another quarter of record results, as we observed top line growth driven by strong demand across our industrial end markets globally, coupled with significant strength in emerging markets, notably China. In addition to sales growth, our manufacturing performance also contributed to our record quarterly Adjusted EBITDA. We have exciting opportunities across both our Power Transmission and Fluid Power segments, and have continued to invest in our growth initiatives. We are pleased with the progress the global Gates team has achieved to date and have increased our full-year expectations for both net sales growth and Adjusted EBITDA.”

Jurek added, “We are excited by what we believe are significant growth opportunities within our core markets. We remain committed to executing our growth strategies to capitalize on these opportunities, while continuing to deleverage the business.”
Second-Quarter Financial Results
Second-quarter net sales of $875.1 million increased 13.8% over the prior-year quarter net sales of $769.1 million, including 6.7% core revenue growth, which includes increased volumes across both segments as the Company continued to experience strong demand in industrial end markets. Regionally, emerging markets contributed to the strong growth rate, particularly China. Net sales in the quarter also benefited 4.9% from our recent acquisitions and 2.1% from foreign currency effects.

Net income attributable to shareholders in the second quarter was $85.6 million, or $0.29 per diluted share, compared to $0.5 million, or $0.00 per diluted share, in the prior year period. Adjusted Net Income, which primarily excludes amortization of certain intangibles, transaction-related expenses and foreign currency financing gains and losses, was $112.1 million, or $0.38 per diluted share, compared to $64.8 million, or $0.26 per diluted share, in the prior-year period. The diluted weighted average number of shares outstanding in the second quarter of 2018 was 297,385,570 compared to 251,589,550 in the second quarter of 2017.

Second-quarter Adjusted EBITDA was $204.9 million, or 23.4% of sales, compared to $179.0 million, or 23.3% of sales in the prior-year quarter. Excluding acquisitions, the impact of which was not in the prior-year quarter, Adjusted EBITDA margin expanded by approximately 60 basis points to 23.9% in the second quarter.

Power Transmission Segment Results

	Three months ended
(USD in millions)	June 30, 2018	July 1, 2017	% Change	% Core Change
Net sales	$549.6	$510.8	+7.6%	+5.0%
Adjusted EBITDA	$133.3	$120.4	+10.7%
Adjusted EBITDA margin	24.3%	23.6%	+70 bps
Depreciation & amortization (1)	$15.2	$14.5	+4.8%
Amort. of intangibles from acq. of Gates	$19.0	$21.2	(10.4)%

	Six months ended
(USD in millions)	June 30, 2018	July 1, 2017	% Change	% Core Change
Net sales	$1,095.6	$996.4	+10.0%	+5.4%
Adjusted EBITDA	$258.6	$227.9	+13.5%
Adjusted EBITDA margin	23.6%	22.9%	+70 bps
Depreciation & amortization (1)	$30.7	$28.4	+8.1%
Amort. of intangibles from acq. of Gates	$38.6	$42.0	(8.1)%

(1)	Excludes the amortization of intangible assets arising from the 2014 acquisition of Gates.
Power Transmission net sales increased 7.6% to $549.6 million in the second quarter, which reflects strong core revenue growth of 5.0% and a 2.6% benefit from foreign currency effects. During the quarter, we continued to see increased demand across nearly all of our end markets and geographies. Growth in emerging markets outpaced growth in developed regions, with our highest global growth rates in Brazil and China.

Adjusted EBITDA grew double-digits over the prior-year quarter, while Adjusted EBITDA margin expanded by 70 basis points, attributable to benefits from higher net sales and continued manufacturing productivity improvements.
Fluid Power Segment Results

	Three months ended
(USD in millions)	June 30, 2018	July 1, 2017	% Change	% Core Change
Net sales	$325.5	$258.3	+26.0%	+10.1%
Adjusted EBITDA	$71.6	$58.6	+22.2%
Adjusted EBITDA margin	22.0%	22.7%	-70 bps
Adjusted EBITDA margin, excluding acquisitions	23.2%	22.7%	+50 bps
Depreciation & amortization (1)	$9.1	$7.4	+23.0%
Amort. of intangibles from acq. of Gates	$11.3	$10.7	+5.6%

	Six months ended
(USD in millions)	June 30, 2018	July 1, 2017	% Change	% Core Change
Net sales	$631.5	$502.9	+25.6%	+8.7%
Adjusted EBITDA	$130.2	$104.1	+25.1%
Adjusted EBITDA margin	20.6%	20.7%	-10 bps
Adjusted EBITDA margin, excluding acquisitions	21.8%	20.7%	+110 bps
Depreciation & amortization (1)	$18.0	$14.6	+23.3%
Amort. of intangibles from acq. of Gates	$22.3	$21.2	+5.2%

(1)	Excludes the amortization of intangible assets arising from the 2014 acquisition of Gates.

Fluid Power net sales increased 26.0% to $325.5 million in the second quarter, which reflected core revenue growth of 10.1%, incremental net sales from recent acquisitions of 14.7% and favorable foreign currency effects of 1.2%. Core revenue growth continued to be driven by strong demand in industrial end markets, particularly in mobile hydraulic applications. The Company also saw significant strength in emerging markets during the quarter.

Excluding acquisitions, Adjusted EBITDA margin increased 50 basis points over the prior-year quarter and was favorably impacted by higher net sales and manufacturing productivity improvements.
Liquidity and Capital Resources
During the second quarter of 2018, the Company generated $120.4 million of cash from operations, driven by the strong Adjusted EBITDA performance, offset partially by net outflows from the normal seasonality in working capital. Second-quarter capital expenditures were $53.7 million, the largest portion of which represented investment in new manufacturing capacity in the Fluid Power segment.

As of June 30, 2018, the Company had total cash of $305.2 million and total outstanding debt of $3.0 billion, representing an improved net leverage ratio of 3.7 times Adjusted EBITDA.
2018 Outlook
The Company is increasing its full-year outlook for both net sales growth and Adjusted EBITDA. Total net sales growth is now expected to be in a range of 10.0% to 12.0%, the core revenue growth component of which is expected to be 6.0% to 7.0%. Adjusted EBITDA is now expected to be in the range of $745 million to $765 million, increased from the previous range of $738 million to $758 million. Additionally, the Company now expects total capital expenditures to be approximately $180 million compared to the previous range of $150 million to $170 million, reflecting investment in certain additional organic initiatives.
Conference Call and Webcast
Gates Industrial Corporation plc will host a conference call today at 5:00 pm ET to discuss the Company's financial results. The conference call can be accessed by dialing (866) 393-4306 (domestic) or +1 (734) 385-2616 (international) and requesting the Gates Industrial Corporation Second Quarter 2018 Earnings Conference Call. A webcast of the conference call and accompanying presentation materials can be accessed through Gates Industrial's website at investors.gates.com. An audio replay of the conference call can be accessed by dialing (855) 859-2056 (domestic) or +1 (404) 537-3406 (international), and providing the passcode 7087698, or by accessing Gates Industrial's website at investors.gates.com.
About Gates Industrial Corporation plc
Gates is a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. Gates offers a broad portfolio of products to diverse replacement channel customers, and to original equipment ("first-fit") manufacturers as specified components. Gates participates in many sectors of the industrial and consumer markets. Our products play essential roles in a diverse range of applications across a wide variety of end markets ranging from harsh and hazardous industries such as agriculture, construction, manufacturing and energy, to everyday consumer applications such as printers, power washers, automatic doors and vacuum cleaners and virtually every form of transportation. Our products are sold in 128 countries across our four commercial regions: the Americas; Europe, Middle East & Africa; Greater China; and East Asia & India.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Statements relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. These forward-looking statements are subject to risk, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in Gates’ Annual Report on Form 10-K for the fiscal year ended December 30, 2017, as filed with the Securities and Exchange Commission (“SEC”) and the following: conditions in the global and regional economy and the major end markets we serve; economic, political and other risks associated with international operations; availability of raw materials at favorable prices and in sufficient quantities; changes in our relationships with, or the financial condition, performance, purchasing power or inventory levels of, key channel partners; competition in all areas of our business; pricing pressures from our customers; continued operation of our manufacturing facilities; our ability to forecast demand or meet significant increases in demand; exchange rate fluctuations; market acceptance of new product introductions and product innovations; our cost-reduction actions; litigation, legal or regulatory proceedings brought against us; enforcement of our intellectual property rights; recalls, product liability claims or product warranties claims; anti-corruption laws and other laws governing our international operations; existing or new laws and regulations that may prohibit, restrict or burden the sale of aftermarket products; our decentralized information technology systems and any interruptions to our computer and IT systems; environmental, health and safety laws and regulations; lives of products used in our end markets as well as the development of replacement markets; our ability to successfully integrate future acquired businesses or assets; our reliance on senior management or key personnel; our ability to maintain and enhance our brand; work stoppages and other labor matters; our investments in joint ventures; liabilities with respect to businesses that we have divested in the past; terrorist acts, conflicts and wars; losses to our facilities, supply chains, distribution systems or information technology systems due to catastrophe or other events; additional cash contributions we may be required to make to our defined benefit pension plans; the loss or financial instability of any significant customer or customers; changes in legislative, regulatory and legal developments involving taxes and other matters; our substantial leverage; and the significant influence of our majority shareholder, The Blackstone Group L.P., over us, as such factors may be updated from time to time in its periodic filings with the SEC which are accessible on the SEC’s website at www.sec.gov. Gates undertakes no obligation to update or supplement any forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Gates Industrial Corporation plc
Consolidated Statements of Operations
(Unaudited)

	Three months ended		Six months ended
(USD in millions, except per share amounts)	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net sales	$875.1	$769.1	$1,727.1	$1,499.3
Cost of sales	517.6	450.7	1,033.7	894.1
Gross profit	357.5	318.4	693.4	605.2
Selling, general and administrative expenses	209.8	195.6	418.4	384.1
Transaction-related costs	1.3	2.1	6.0	4.1
Impairment of intangibles and other assets	0.1	—	0.4	—
Restructuring expense	2.3	4.1	2.0	5.9
Other operating expenses (income)	3.1	(0.1)	7.4	—
Operating income from continuing operations	140.9	116.7	259.2	211.1
Interest expense	39.8	68.8	99.6	124.0
Other (income) expenses	(3.3)	35.1	14.1	35.8
Income from continuing operations before taxes	104.4	12.8	145.5	51.3
Income tax expense	11.5	4.5	23.2	17.0
Net income from continuing operations	92.9	8.3	122.3	34.3
Loss on disposal of discontinued operations, net of tax, respectively, of $0, $0, $0 and $0	0.3	0.3	0.4	—
Net income	92.6	8.0	121.9	34.3
Non-controlling interests	(7.0)	(7.5)	(12.1)	(15.0)
Net income attributable to shareholders	$85.6	$0.5	$109.8	$19.3

Earnings per share
Basic
Earnings per share from continuing operations	$0.30	$—	$0.39	$0.08
Earnings per share from discontinued operations	—	—	—	—
Net income per share	$0.30	$—	$0.39	$0.08

Diluted
Earnings per share from continuing operations	$0.29	$—	$0.38	$0.08
Earnings per share from discontinued operations	—	—	—	—
Net income per share	$0.29	$—	$0.38	$0.08

Gates Industrial Corporation plc
Consolidated Balance Sheets
(Unaudited)

(USD in millions, except share numbers and per share amounts)	As of June 30, 2018	As of December 30, 2017
Assets
Current assets
Cash and cash equivalents	$305.2	$564.4
Trade accounts receivable, net	807.9	713.8
Inventories	502.1	457.1
Taxes receivable	8.9	14.1
Prepaid expenses and other assets	99.5	76.8
Total current assets	1,723.6	1,826.2
Non-current assets
Property, plant and equipment, net	746.9	686.2
Goodwill	2,087.3	2,085.5
Pension surplus	57.3	57.7
Intangible assets, net	2,051.4	2,126.8
Taxes receivable	34.5	32.7
Other non-current assets	34.7	38.6
Total assets	$6,735.7	$6,853.7
Liabilities and equity
Current liabilities
Debt, current portion	$42.0	$66.4
Trade accounts payable	436.0	392.0
Taxes payable	27.0	29.0
Accrued expenses and other current liabilities	193.1	210.4
Total current liabilities	698.1	697.8
Non-current liabilities
Debt, less current portion	2,970.4	3,889.3
Post-retirement benefit obligations	155.1	157.1
Taxes payable	106.4	100.6
Deferred income taxes	475.3	517.1
Other non-current liabilities	73.9	63.4
Total liabilities	4,479.2	5,425.3
Shareholders’ equity
—Shares, par value of $0.01 each - authorized shares: 3,000,000,000; outstanding shares: 289,756,379 (December 30, 2017: authorized shares: 3,000,000,000; outstanding shares: 245,474,605)	2.9	2.5
—Additional paid-in capital	2,413.4	1,622.6
—Accumulated other comprehensive loss	(809.2)	(747.4)
—Retained earnings	246.7	136.9
Total shareholders’ equity	1,853.8	1,014.6
Non-controlling interests	402.7	413.8
Total equity	2,256.5	1,428.4
Total liabilities and equity	$6,735.7	$6,853.7

Gates Industrial Corporation plc
Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended
(USD in millions)	June 30, 2018	July 1, 2017
Cash flows from operating activities
Net income	$121.9	$34.3
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	109.6	106.2
Non-cash currency transaction (gain) loss on net debt and hedging instruments	(31.6)	34.1
Premium paid on redemption of long-term debt	27.0	—
Other net non-cash financing costs	43.5	31.9
Share-based compensation expense	3.2	1.7
Decrease in post-employment benefit obligations, net	(1.9)	(1.0)
Deferred income taxes	(38.3)	(28.6)
Other operating activities	1.4	0.6
Changes in operating assets and liabilities, net of effects of acquisitions:
—Increase in accounts receivable	(108.6)	(83.4)
—Increase in inventories	(53.0)	(34.5)
—Increase in accounts payable	48.2	33.2
—Increase in prepaid expenses and other assets	(9.0)	(2.0)
—Increase in taxes payable	8.6	5.5
—Decrease in other liabilities	(27.1)	(11.0)
Net cash provided by operations	93.9	87.0
Cash flows from investing activities
Purchases of property, plant and equipment	(105.4)	(32.2)
Purchases of intangible assets	(8.8)	(2.9)
Net cash paid under corporate-owned life insurance policies	(7.4)	(7.3)
Proceeds from the sale of property, plant and equipment	—	1.5
Purchase of businesses, net of cash acquired	(50.9)	(36.7)
Other investing activities	(1.2)	(0.3)
Net cash used in investing activities	(173.7)	(77.9)
Cash flows from financing activities
Issue of shares, net of cost of issuance	799.1	0.6
Deferred offering costs	(8.1)	—
Buy-back of shares	—	(1.4)
Proceeds from long-term debt	—	644.7
Payments of long-term debt	(926.7)	(663.6)
Premium paid on redemption of long-term debt	(27.0)	—
Debt issuance costs paid	—	(17.3)
Dividends paid to non-controlling interests	(16.2)	(5.9)
Other financing activities	5.9	4.2
Net cash used in financing activities	(173.0)	(38.7)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(6.4)	11.9
Net decrease in cash and cash equivalents and restricted cash	(259.2)	(17.7)
Cash and cash equivalents and restricted cash at the beginning of the period	566.0	528.8
Cash and cash equivalents and restricted cash at the end of the period	$306.8	$511.1
Supplemental schedule of cash flow information
Interest paid	$101.5	$96.4
Income taxes paid, net	$53.1	$41.0
Non-cash accrued capital expenditures	$3.3	$1.3
Accrued deferred offering costs	$0.5	$—
Dividend declared but not yet paid to non-controlling interests	$—	$1.7

Non-GAAP Financial Statements
This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. Management uses Adjusted EBITDA as its key profitability measure. This is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses. We use Adjusted EBITDA as our measure of segment profitability to assess the performance of our businesses and it is used for total Gates as well because we believe it is important to consider our profitability on a basis that is consistent with that of our operating segments.
Management uses Adjusted Net Income as an additional measure of profitability. Adjusted Net Income is a non-GAAP measure that represents net income attributable to shareholders before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses.
Core revenue growth is a non-GAAP measure that represents net sales for the period excluding the impacts of movements in foreign currency rates and the first-year impacts of acquisitions and disposals. We present core revenue growth because it allows for a meaningful comparison of year-over-year performance without the volatility caused by foreign currency gains or losses, or the incomparability that would be caused by the impact of an acquisition or disposal.
Management uses Free Cash Flow to measure cash generation and liquidity. Free Cash Flow is a non-GAAP measure that represents cash provided by (used in) operations less capital expenditures. Free Cash Flow Conversion is a measure of Free Cash Flow for the preceding twelve months expressed as a percentage of Adjusted Net Income for the same period. We use this metric as a measure of the success of our business in converting Adjusted Net Income into cash.
These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please see below for a reconciliation of non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures.

Gates Industrial Corporation plc
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited)

	Three months ended		Six months ended
(USD in millions)	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net income	$92.6	$8.0	$121.9	$34.3
Adjusted for:
Loss on disposal of discontinued operations	0.3	0.3	0.4	—
Income tax expense	11.5	4.5	23.2	17.0
Net interest and other expenses	36.5	103.9	113.7	159.8
Depreciation and amortization	54.6	53.8	109.6	106.2
Transaction-related costs (1)	1.3	2.1	6.0	4.1
Impairment of intangibles and other assets	0.1	—	0.4	—
Restructuring expense (2)	2.3	4.1	2.0	5.9
Share-based compensation	1.6	0.9	3.2	1.7
Sponsor fees (included in other operating expenses) (3)	2.1	1.5	4.0	3.0
Inventory impairments and adjustments (included in cost of sales)	1.1	—	1.1	—
Other adjustments	0.9	(0.1)	3.3	—
Adjusted EBITDA	$204.9	$179.0	$388.8	$332.0

(1)
Transaction-related costs relate primarily to advisory costs recognized in respect of the initial public offering, the acquisition of businesses and costs related to other corporate transactions such as debt refinancings.

(2)
Restructuring expense represents costs in relation to specifically defined restructuring projects and includes costs related to decisions to close lines of business, plant closures and relocations, strategic organizational rationalizations and related non-recurring employee severance.

(3)	Sponsor fees relate to fees paid to our private equity sponsor for monitoring, advisory and consulting services.

Gates Industrial Corporation plc
Reconciliation of Net Income Attributable to Shareholders to Adjusted Net Income
(Unaudited)

	Three months ended		Six months ended
(USD in millions, except share numbers and per share amounts)	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net Income Attributable to Shareholders	$85.6	$0.5	$109.8	$19.3
Adjusted for:
Loss on disposal of discontinued operations	0.3	0.3	0.4	—
Amortization of intangible assets arising from the 2014 acquisition of Gates	30.3	31.9	60.9	63.2
Transaction-related costs (1)	1.3	2.1	6.0	4.1
Impairment of intangibles and other assets	0.1	—	0.4	—
Restructuring expense (2)	2.3	4.1	2.0	5.9
Share-based compensation	1.6	0.9	3.2	1.7
Sponsor fees (included in other operating expenses) (3)	2.1	1.5	4.0	3.0
Inventory impairments and adjustments (included in cost of sales)	1.1	—	1.1	—
Adjustments relating to post-retirement benefits	0.6	1.7	1.6	3.3
Premium on redemption of long-term debt	—	—	27.0	—
Financing-related FX (gains) losses (4)	(3.4)	34.5	(12.8)	34.7
Other adjustments	(1.4)	(2.5)	(1.8)	(4.8)
Estimated tax effect of the above adjustments	(8.4)	(10.2)	(18.1)	(19.5)
Adjusted Net Income	$112.1	$64.8	$183.7	$110.9

Diluted weighted average number of shares outstanding	297,385,570	251,589,550	290,932,380	251,649,610
Adjusted Net Income per diluted share	$0.38	$0.26	$0.63	$0.44

(1)
Transaction-related costs relate primarily to advisory costs recognized in respect of the initial public offering, the acquisition of businesses and costs related to other corporate transactions such as debt refinancings.

(2)
Restructuring expense represents costs in relation to specifically defined restructuring projects and includes costs related to decisions to close lines of business, plant closures and relocations, strategic organizational rationalizations and related non-recurring employee severance.

(3)	Sponsor fees relate to fees paid to our private equity sponsor for monitoring, advisory and consulting services.
(4)
Financing-related FX (gains) losses relate primarily to foreign currency remeasurement (gains) losses on the unhedged portion of Gates' Euro-denominated debt, and, in the first three months of 2018, a gain of $5.8 million on a currency derivative entered into as part of the redemption of our Euro Senior Notes.

Gates Industrial Corporation plc
Reconciliation of Net Sales to Core Revenue Growth
(Unaudited)

(USD in millions)	Power Transmission	Fluid Power	Total
Net sales(1) for the three months ended June 30, 2018	$549.6	$325.5	$875.1
Impact on net sales of movements in currency rates	13.4	3.0	16.4
Impact on net sales from recent acquisitions	—	38.0	38.0
Core revenue for the three months ended June 30, 2018	$536.2	$284.5	$820.7

Net sales for the three months ended July 1, 2017	510.8	258.3	769.1
Increase in net sales on a core basis (core revenue)	$25.4	$26.2	$51.6

Core revenue growth (%)	5.0%	10.1%	6.7%

(USD in millions)	Power Transmission	Fluid Power	Total
Net sales(1) for the six months ended June 30, 2018	$1,095.6	$631.5	$1,727.1
Impact on net sales of movements in currency rates	45.8	12.8	58.6
Impact on net sales of acquisitions	—	72.1	72.1
Core revenue for the six months ended June 30, 2018	$1,049.8	$546.6	$1,596.4

Net sales for the six months ended July 1, 2017	996.4	502.9	1,499.3
Increase in net sales on a core basis (core revenue)	$53.4	$43.7	$97.1

Core revenue growth (%)	5.4%	8.7%	6.5%

(1)	Throughout this document the terms "net sales" and "revenue" are used interchangeably in reference to the GAAP measure "net sales."

Gates Industrial Corporation plc
Reconciliation of Free Cash Flow and Free Cash Flow Conversion
(Unaudited)

	Six months ended		Twelve months ended
(USD in millions)	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Cash provided by operations	$93.9	$87.0	$326.8	$349.8
Capital expenditures (1)	(114.2)	(35.1)	(190.2)	(75.0)
Free Cash Flow	$(20.3)	$51.9	$136.6	$274.8

(1)	Capital expenditures represent purchases of property, plant and equipment and purchases of intangible assets.

	Twelve months ended
(USD in millions)	June 30, 2018	July 1, 2017
Free Cash Flow	$136.6	$274.8
Adjusted Net Income	281.7	207.5
Free Cash Flow Conversion	48.5%	132.4%

Source: Gates Industrial Corporation plc

Contact
Bill Waelke
(303) 744-4887
investorrelations@gates.com